UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

Amendment No. 3

REGULATION A OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

SPOTLIGHT CAPITAL HOLDINGS INC

(Exact name of issuer as specified in its charter)

Colorado

(State or other jurisdiction of incorporation or organization)

Spotlight Capital Holdings Inc

601 South Figueroa St., Suite 4050, Los Angeles, CA 90037   (213) 337-6784

(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

Common Unrestricted Stock of the Company Offered:	Total Value of Offering:

6,666,666 Common Shares	$20,000,000

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

This Offering Circular, together with Financial Statements and other Attachments, consists of a total of 44 pages.

	Offering Price to the Public	Underwriting Discount Commission	Proceeds to Issuer	Proceeds to Others	Stock Class Offered	Offering per Year	Number Of Years Offered

Per Share	$3.00	N/A	$3.00	$00	unrestricted	$3.00	Two
Total	$20,000,000	N/A	$20,000,000	$00	unrestricted	$20,000,000	Years

Item 2. Table of Contents

IMPORTANT NOTICES TO INVESTORS

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULA TORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES HAVE NOT 1BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. WE PLAN TO QUALIFY THE OFFERING WITH THE SECURITIES AND EXCHANGE COMMISSION'S NEW REGULATIONS CONCERNING REGU LATION A SECURITIES REGULATORY BODIES, THE SECURITIES REG ULATORY BODY IN THE DISTRICT OF COLUMBIA AND THE SECURITIES REGULA TORY BODIES OF OTHER STATES AS WE MAY DETERMINE FROM TIME TO TIME. WE MAY ALSO OFFER OR SELL SECURITIES IN OTHER STATES IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE LAWS OF THOSE OTHER STATES.

THESE SECURITIES ARE OFFERED FOR SALE IN THE UNITED STATES OF AMERICA AND OTHER JURISDICTIONS PURSUANT TO REGISTRATION WITH THE SECURITIES AND EXCHAGE COMMISION ISSUANCE OF REGULATION A+ SECURITIES REGULATION, BUT REGISTRATION IS PERMISSIVE ONLY AND DOES NOT CONSTITUTE A FINDING THAT THIS PROSPECTUS IS TRUE, COMPLETE, AND NOT MISLEADING, NOR HAS THE DEPARTMENT OF INSURANCE AND SECURITIES REGULATION PASSED IN ANY WAY UPON THE MERITS OF, RECOMMENDED, OR GIVEN APPROVAL TO THESE SECURITIES. ANY REPRESE NTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SE C U R I T I E S A N D E X C H A N G E COMMISSION DOES NOT PASS UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR UPON THE MERITS OF THIS OFFERING AND THE COMMISSION EXPRESSES NO OPINION AS TO THE QUALITY OF THIS SECURITY. ,

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESE NTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS OFFERING CIRCULAR AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

Item 3. Summary of Risk Factors

These are speculative securities. Investment in the Securities involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the "Risk Factors" section on page 25 of this Offering Circular for a discussion of the following and other risks:

•	Since its inception through December 31, 2011, the Management has recorded a net loss and has had no revenue;

•

The Company has significant operation history, and the current Management has significant experience in developing projects similar to the Projects anticipated but risk, none-the-less, is inherent therein;

•	The Company has not established any minimum offering amount, and there is no assurance that the Company will raise sufficient funds to carry out its business objectives;

•	There are Projects which are planned to be the Company's principal asset, and factors outside of the Company's control could significantly decrease the value that asset;

•	The determination of the offering price and other terms of the Offering have been arbitrarily determined and may not reflect the value of your investment;

•	Your investment is highly illiquid and the Company does not intend to provide any liquidity options;

•

If the Company was to become subject to the Investment Company Act of 1940 (the "1940 Act") it could have a material adverse effect on the Company, and it is probable that the Company would be terminated and liquidated; and

•	The interest of the Management, the principals and its other affiliates may conflict with your interests.

Item 4. Dilution

Our net tangible book value as of the date of filing this offering statement was approximately $10,506,000 due mainly to the fact that when the current management acquired the company it acquired its debt, which is currently estimated at $765,217, and there were no other assets. Net tangible book value per share is determined by the price offering on the OTC:Pink (Over the Counter: PINK) times the amount of stock held by the transfer agent. Dilution is detailed in the following graft:

Current Stockholders Equity	$193,273
Securities outstanding prior to offering	9,382,219
Market value per share according to the ask price on OTC: PINK	$0.0206
Projected Proceeds after offering expenses	$19,234,782
Current Common Stock Value	$10,106,726
Current Number of Common Shares in Company Treasury	490,617,781
Current Number of Preferred Shares in Company Treasury	10,000,000
Current Preferred Stock Value	$206,000
Number of Shares to be Offered	6,666,666
Total Dilution prior to this offering	1.912328%
Total Dilution after this offering	3.2711585%

The current dilution of the company is the result of a reverse stock split authorized by board resolution in 2014 (Exhibit 7)... The reverse split resulted in an outstanding stock total of 9,382,219 shares. The stock is currently trading on the OTC: PINK at $0.0206 putting the total value of outstanding stock at $193,273. The outstanding debt of the company stands at $765,217, which will result in available proceeds of about $19,234,782. Spotlight Capital Holdings, Inc holds 490,617,781 shares of common stock in the company treasury for a total current dilution of 1.876444%. The current value of the stock in the company treasury is $10,106,726 without including the diluted shares. The projected dilution of the company after a completed offering as detailed herein is expected to be 3.2711585%...

Item 5. Plan of Distribution and Selling Security holders

(a) If the securities are to be offered through underwriters, give the names of the principal underwriters, and state the respective amounts underwritten. Identify each such underwriter having a material relationship to the issuer and state the nature of the relationship. State briefly the nature of the underwriters' obligation to take the securities.

This securities offering is expected to last one year from date of qualification. At this time; No securities will be offered through underwriters as a part of this offering.

(b)     State briefly the discounts and commissions to be allowed or paid to dealers, including all cash, securities, contracts or other consideration to be received by any dealer in connection with the sale of the securities.

 Not Applicable

(c)	Outline briefly the plan of distribution of any securities being issued that are to be offered through the selling efforts of brokers or dealers or otherwise than through underwriters.

Although there are no securities being offered through brokers or dealers, the Company expects to raise funds pursuant to this offering, by and through a number of accredited investors. Once the Company is qualified to use the benefits of the Reg. A Plus exemption, the Company would seek to work with private investment companies, with a list of private accredited investors who are willing to provide the necessary funds for stock in the Company.

The Company believes the once it is properly funded and operations are in full swing, meaning that the business plan is being executed as it relates to music, and comedy concerts, and real estate is acquired, the Company’s stock would be attractive enough to sell on the open market. Once the Company has what it believes is sufficient activity, management would then begin to seek out brokers, dealers, and maybe underwriters to meet the Company additional financial goals under this exemption, if needed.

In this plan of distribution, the Company expects to sale the stock directly to investors interested in raising Capital for the Company. All of the funds raised through this plan of distribution, will be immediately available for use by the Company, unless terms of the individual accredited investor indicate otherwise.

(d)     If any of the securities are to be offered for the account of security holders, identify each selling security holder, state the amount owned by the security holder prior to the offering, the amount offered for his or her account and the amount to be owned after the offering. Provide such disclosure in a tabular format. At the bottom of the table, provide the total number of securities being offered for the account of all security holders and describe what percent of the pre-offering outstanding securities of such class the offering represents.

None of the securities offered through this statement will be offered for the benefit of any security holders. The securities offered under this statement, will be offered to the public and not through a security holder.

(e)     Describe any arrangements for the return of funds to subscribers if all of the securities to be offered are not sold. If there are no such arrangements, so state.

There are no such arrangements

(f)     If there will be a material delay in the payment of the proceeds of the offering by the underwriter to the issuer, the salient provisions in this regard and the effects on the issuer must be stated.

There are no underwriters or offering through underwriters.

(g)     Describe any arrangement to (1) limit or restrict the sale of other securities of the same class as those to be offered for the period of distribution, (2) stabilize the market for any of the securities to be offered, or (3) withhold commissions, or otherwise to hold each underwriter or dealer responsible for the distribution of its participation.

There are no such arrangements

(h)     Identify any underwriter that intends to confirm sales to any accounts over which it exercises discretionary authority and include an estimate of the amount of securities so intended to be confirmed.

There are no underwriters

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies in our industry. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares. The shares of common stock offered in this offering will become freely trade-able without restriction under the Securities Act.

We will continue to incur certain costs as a result of being a public company and in the administration of our organizational structure.

After the offering, we may incur higher legal, accounting, insurance and other expenses than at the level that we are currently experiencing. We also have incurred and will continue to incur costs associated with the Sarbanes-Oxley Act and related rules implemented by the Securities and Exchange Commission (" SEC "). We will continue to incur ongoing periodic expenses in connection with the administration of our organizational structure. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

This is a fixed price offering and the final offering price may not accurately represent the current value of the company or its assets at any particular time. Therefore, the purchase price paid for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is determined by the Board of Directors and is reasonably expected to be the market trading price should the objectives of the company be realized, and may not be based on the underlying value of our assets at any time. The offering price for our shares has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals. Therefore, the offering price determined for our shares may not be supported by the current value of our company or our assets at any particular time.

We do not currently pay any cash dividends.

As we grow our company and become a successful Digital Marketing company, we expect to be in position to generate earnings and cash flow that will enable us to begin paying dividends, however, the projected timing of reaching that point is presently uncertain. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. Our ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

Item 6. Use of Proceeds to Issuer

State the principal purposes for which the net proceeds to the issuer from the securities to be offered are intended to be used and the approximate amount intended to be used for each such purpose. If the issue will not receive any of proceeds from the offering, so state.

The net proceeds obtained from this offering are going to be used to set the foundation for Spotlight to become a major player in the entertainment industry, which includes but is not limited to Movie/Film production, editing and distribution, music production and distribution. The plans for funds will be used for the Company's benefit as follows:

6a. Real Property Acquisitions - Projected Use of Proceeds from Exempt Offering for this entry is estimated to be $7,500,000

The company plans to use some of the proceeds to acquire or build a movie studio in the State of Texas. The company has looked at two locations in order to build a 100,000 sq foot studio. The plans for the studio, will include an area for the actual filming of projects, building sets for scenes, the storage of cameras, editing equipment and all other necessary moving parts needed to produce a movie project from the first time that the direct states, "Roll Em" to an edited project being placed in the can, (Ready for Distribution.)

The administrative offices for the Company will also be located at this studio.

The company decided to choose Texas as the location for its movie studio because the land in which the studio will be located is relatively inexpensive in relation to other locations and currently Texas is offering attractive Tax Credits that will help to subsidize the cost of films and other projects.

Because the Company is primarily involved in the entertainment business, the Company also intends to acquire property in Los Angeles California. Although the Company maintains a leased property in Los Angeles, having a building in the city, will give the company the credibility it needs to acquire the numerous entertainment projects that it intends to invest in in 2016.

Acquisition of Real Property:

Office Building	$5,000,000.00
(Headquarters)
Movie Studio, (Texas)	$2,500,000.00 Note:

The 2.5 Million projected for the Company’s Movie studio, includes, the land, Building, and equipment needed to produce and edit any product created by the Company and product the Company acquires.

6b. Movie Production and Distribution - Projected Use of Proceeds from Exempt Offering for this entry is estimated to be $2,550,000

The Company intends to utilize the connection it has in the entertainments business to purchase films already made by A list actors that have never been released. The company intends to acquire those films, documentaries and other projects that have been already been produced and edited and sitting in a can, but have not been released because of no distribution. The Company will be able to acquire those films, documentaries and other projects, at a discount because Spotlight currently has domestic and foreign distribution partners who are willing to share in the costs of the acquisition to realize the profits on the distribution of those projects domestically and in the foreign markets.

In addition to investing in completed projects, Spotlight will invest in the production of low-budget, high quality, genre pictures with recognizable name talent. Our strategy is to work with highly skilled producers and directors who have a new approach to risk assessment and management, fulfilled by designing a production pipeline that maintains quality while taking advantage of new technologies, production efficiency and value- added enhancements such as new marketing strategies. We will utilize our relationships, experience and in depth knowledge of the industry to produce a product with a certain high standard aesthetics and content from a wide variety of subjects, for example action films, horror films and documentary concerning high profile individuals and/or groups. These projects will realize profits from the Company's ability to distribute the finished projects in the domestic and foreign markets.

All of the potential projects mentioned above, will be owned by the Company and because intangible assets that will benefit the Company and its shareholders.

Movie Production and Distribution:

The company is contracted to produce several films, within the next few years. The projects that the Company is looking to produce will need an investment of:

$1,000,000	Complete Costs to Film from script to the can. This figure includes the script, talent, and editing cost.

$50,000,00	Administrative Costs. (Legal Fees, permits, etc)

$1,500,000	Held for future projects and acquisitions. The Company plans to use a major part of this amount to acquire project that has already been completed and in the can. There are large numbers of product that have been films and completed but don’t have the distribution that is available to the Company. The Company can use this budget to seek out numerous quality films and documentaries and distribute them in short amounts of time, which would expedite return to investors.

6c. Music Production and Distribution - Projected Use of Proceeds from Exempt Offering for this entry is estimated to be $7,000,000

Mr. Johnson, Chairman and President of the Company has negotiated and executed distribution channels for any movies and music produced by the company. The distribution agreements will allow the Company to distribute its products domestically in the U.S., via movie theater chains, Red Box, and other media outlets whose business is showing products to the U.S. consumer, whose appetite for new movies and film products are growing at significant numbers each year.

In addition to distribution domestically, the Company also has methods to distribute its products in the foreign markets. Management has foreign distributors that are ready to pay top dollar for U.S. films the moment they are completed, edited, and in the can. Spotlight plans to use its foreign distribution to recoup the costs of the movie/film product prior to its release in the U.S. The foreign distribution model will reduce the financial risks of investing in projects, by guaranteeing the Company monies before any projects are release or shortly after the release ..

The Company's distribution model, with make most if not all projects profitable, which will result in a higher stock price and increase shareholders' equity.

The Spotlight Music Division will offer music and videos by some of the industry's most sought after artists and accomplished talents. Since the music industry has changed, Spotlight's distribution model will change to meet the new music needs of consumers. In the future we plan to provide exclusive, never seen or heard music and videos, only to be released through our distribution partners and offered through the Company's website, and online distributors in which consumers can download, if they like or listen to all the music on the site for a small monthly fee. The products available for download will be priced below many of our competitors at just 69¢, 99¢, or $1.29 each. Visitors to the website can download the Spotlight Music application and browse around and preview a song before you buy it. Spotlight Music will also offer a community for recommendations from other viewers based on music everyone loves to listen to.

Because the Company is a full service entertainment Company, its music distribution model will also involve creating soundtracks for the movies or films that it acquires and/or creates and produces on its own. This will give artists doing business with the Company greater exposure, which ") will increase the amount of downloads and/or subscriptions to the Company's music site(s)/ This model will also spill over to the Company's concert division, which will promote and finance tours and shows for its artist. That added exposure to the world, via our distribution model, will result in millions using the Company's music site for a small fee, which will equate to large profits for the Company.

Music Production and Distribution:

Development of Music Studio: $1,000,000	The Company plans to set up two music studios, one in the Company’s headquarters and another in the movie studio, mentioned above.

Concert Division:

The Company has contracts with several Big Name artist, who have agreed to work with the Company, once the Company is funded. The Company plans on using the budget for this division launch several tours at the beginning of the 2017. The concerts will not be limited to just music, but comedy as well.

Projected funding for the Concert Division:                                 $1,000,000.00

Projected Funding amount used to seek out artist and venues willing to work with the Company - $5,000,000

6d. Payment of Debt - Projected Use of Proceeds from Exempt Offering for this entry is estimated to be $875,290

The Company intends to use some of the net proceeds to pay some of the debt acquired by the Company that the previous management acquired. In addition, new management acquired debt, while setting up the foundation for the company. The Company's debts are approximately

$875,290

Management expects to satisfy the debts listed below within the first quarter after this offering is approved and funding pursuant to this offering is received. Afterward, the Company plans to operate the company with minimal debt. The debt due and payable is as follows:

Ken Farino	$300,000.00

Legal Fees (Invoiced)	$220,000.00

Administrative Fees (Invoiced)	$200,000.00

Loan Payable	$75,000.00

Labor (Invoiced)	$76,218.00

All debts mentioned above, will be paid out of the first funds received from this offering, prior to making any investments mentioned above in item 6 of this offering circular.

6e. Balance - Projected Use of Proceeds from Exempt Offering for this entry is estimated to be $2,000,000

The balance of any funds acquired pursuant to this offering will be held by the Company for salaries for future staff, and investments in future projects and other companies that will enhance the current business plan.

Item 7.	Description of Business

(a)  Narrative description of business.

Management has retained seasoned actors, directors and technical personnel familiar and experienced with the entertainment industry. Spotlight Capital Holdings, Inc. is primarily comprised of three separate divisions: films, music, & Concert Promotions. The three divisions provide synergy, with specific emphasis on profitability and vertical integration.

The Spotlight Film Division ("Spotlight Films"), is engaged in the production of low- budget, high quality, genre pictures with recognizable name talent. The Company's Management Team and Board of Directors will be comprised of industry professionals, whose experience spans decades in the industry. Our strategy is to work with highly skilled producers and directors who have a new approach to risk assessment and management, fulfilled by designing a production pipeline that maintains quality while taking advantage of new technologies, production efficiency and value-added enhancements such as new marketing strategies. We will utilize our relationships, experience and in depth knowledge of the industry to produce a product with a certain high standard aesthetics and content. Spotlight Films provides only a quality product produced by veterans, directed by experienced and successful directors, featuring well-known as well as up-and-coming premier talent actors.

At Spotlight Films, we have put together a sound and solid strategy in place before starting any film project. The company intends to create, (write), produce, film, edit and distribute its own products. The company's products as it relates to this division will consists of movies from all genres, including but not limited to action, horror, comedy, and documentary film projects. We also have a distribution model that will sale each product produced at Spotlight in the domestic and foreign markets. Our team of experienced professionals contributes from start-to-finish with all their abilities to shape the framework for project's execution and success.

The Spotlight Music Division ("Spotlight Music") offers music and videos by some of the industry's most sought after artists and accomplished talents. In the future we plan to provide exclusive, never seen or heard music and videos. These products will be priced below many of our competitors at just 69¢, 99¢, or $1.29 each. Visitors to the website can download the Spotlight Music application and browse around and preview a song before you buy it. Spotlight Music will also offer a community for recommendations from other viewers based on music everyone loves to listen to.

The Spotlight Concert Division ("Spotlight Concerts") offer music performances of the industry's most popular artists in various venues in the continental United States. Because of the arrangements with the artists, venues, and concert promoters, the issuer will be able to maximize profits with minimal expenses.

In addition to the above, the company has entered into negotiation with several business entities that will assist the ,issuer in the development, and distribution of entertainment products, including but not limited to movies, music videos, concert promotions, and E- Books and E-commence. Once these agreements are memorialized in firm agreements, the partnerships with those entities will help to implement its business model but requires funding to bring those contracts to a viable stage and will be disclosed at a later date.

In addition to that, the Company has entered negotiations to acquire a transportation company. Once the Company obtains the financing that it needs to acquire the targeted transportation acquisition, the Company will purchase the transportation company's assets and transportation routes. This acquisition is currently under negotiations pending the funds needs to purchase the transportation company's assets and contracts.

In order to effectively execute this business plan, the company expects to expand its current work force, to approximately 20 full time employees. That number will increase on a project to project basis, depending on the needs of the project.

(1)     Describe the business done and intended to be done by the issuer and its subsidiaries and the general development of the business during the past three years or such shorter period as the issuer may have been in business. Such description must include, but not be limited to, a discussion of the following factors if such factors are material to an understanding of the issuer's business:

(i).     The principal products and services of the issuer and the principal market for and method of distribution of such products and services.

The Company over the past two years has made numerous developments for the execution of its business plan. Spotlight is an entertainment company whose plans include the production, editing, distribution of movies, films, music and music videos.

Over the past two years, management has obtained methods of domestic and foreign distribution of its movies and music. Management has arranged avenues for products that it produces, to be sold in the foreign markets, prior to release for the film in the U.S. The foreign distribution model that will be utilized by the Company, will reduce the risks associated with producing any film projects, financed or produced by the Company.

In addition, for setting up the revenue stream for any film produced by the Company, management has found locations for its movies studios. The approximate land costs are approximately $250,000.00 for the location in Texas. The company expects to build a 100,000 sq foot movie studio to house its movie studios, music and editing facilities.

The Company has contracted with several major music artists, and they have committed to tom1s domestically and abroad.

The Company has also contracted to acquire music catalogs and other intellectual entertainment property.

The Company has also contracted to acquire income producing companies that are looking to sale off its assets at a discount. Most of the contracts relate to transportation company's

(ii).     The status of a product or service if the issuer has made public information about a new product or service that would require the investment of a material amount of the assets of the issuer or is otherwise material.

Although the Company has not made public information concerning the Company's a new products or services that would require the investment of a material amount, the Company would refer any prospective investor to section 6 and section 7 of this statement.

(iii).     If material, the estimated amount spent during each of the last two fiscal years on company-sponsored research and development activities determined in accordance with generally accepted accounting principles. In addition, state, if material, the estimated dollar amount spent during each of such years on material customer-sponsored research activities relating to the development of new products, services or techniques or the improvement of existing products, services or techniques.

There has been no about of funds spent towards, research, there has been monies and huge expenditures of time spent in the development of the distribution model mentioned above and meeting with actors, artists, movie producer, and musicians.

(iv).     The total number of persons employed by the issuer, indicating the number employed full time.

Currently the Company has four full time employees, but will have several contract employees depending on the project that the Company is involved in. For example, if the Company acquires a film that has been completed, the Company would retain a team to edit the produce, which would vary depending on the number of projects the Company is involved in at one time, but would be between 3 - 5 persons. While the editing process in ongoing, the company would retain the musician, or musicians to record the soundtrack for the each project, which could vary depending on the person or persons retained for the soundtrack.

The reason that the Company has decided to operate in that manner is that it keeps costs down and labor costs are only incurred when the company is expecting a profit from the project or projects that it is invested in.

(v).     Any bankruptcy, receivership or similar proceeding.

None

(vi).    Any legal proceedings material to the business or financial condition of the issuer.

None

(vii)     Any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

None

(2)     The issuer mu.st also describe those distinctive or special characteristics of the issuer's operation or industry that are reasonably likely to have a material impact upon the issuer's future financial performance. Examples of factors that might be discussed include dependence on one or a few major customers or suppliers (including suppliers of raw materials or financing), effect of existing or probable governmental regulation (including environmental regulation), material terms of and/or expiration of material labor contracts or patents, trademarks, licenses, franchises, concessions or royalty agreements, unusual competitive conditions in the industry, cyclicality of the industry and anticipated raw material or energy shortages to the extent management may not be able to secure a continuing source of supply.

Please refer to section 6 & 7 of this offering statement

Item 8. Description of Property

State briefly the location and general character of any principal plants or other material physical properties of the issuer and its subsidiaries. If any such property is not held in fee or is held subject to any major encumbrance, so state and briefly describe how held. Include information regarding the suitability, adequacy, productive capacity, and extent of utilization of the properties and facilities used in the issuer's business.

The issuer intends to acquire real property with the funds acquired as a result of this offering. The property that the issuer intends to acquire is mentioned in section 6 of this offering statement.

Item 9. Management's Discussion and Analysis of Financial Condition and Results of Operations

Discuss the issuer's financial condition, changes in financial condition and results of operations for each year and interim period for which financial statements are required, including the causes of material changes from year to year or period to period in financial statement line items, to the extent necessary for an understanding of the issuer's business as a whole. Information provided also must relate to the segment information of the issuer. Provide the information specified below as well as such other information that is necessary for an investor's understanding of the issuer's financial condition, changes in financial condition and results of operations.

(a)     Operating results. Provide information regarding significant factors, including unusual or infrequent events or transactions or new developments, materially affecting the issuer's income from operations, and, in each case, indicating the extent to which income was so affected. Describe any other significant component of revenue or expenses necessary to understand the issuer's results of operations. To the extent that the financial statements disclose material changes in net sales or revenues, provide a narrative discussion of to the extent to which such changes are attributable to changes in prices or to changes in the volume or amount of products or services being sold or to the introduction of new products or services.

The Company has changed its primarily business from aviation to entertainment. In order to organize a successful entertainment holding company that expects to be involved in all facets of the business, management has been involved making preparations for business in the beginning of 2016. The issuer has contracted with successful people in the entertainment business to head its film and music division. The issuer has located prospective locations for his movie and music studio locations in Texas, to take advantage of Tax Credits, and a location in Los Angeles. Management decided to also have a base in Los Angeles, because it is the heart of the entertainment business. Management of the issuer has negotiated several distribution avenues, so that once a film is produced, edited, and in the can (a completed project), the company can distribute any completed project in the U.S. and abroad.

A more detailed explanation is contained in section 6 & 7 of this statement.

(b)	Liquidity and capital resources. Provide information regarding the following:

the issuer's liquidity (both short and long term), including a description and evaluation of the internal and external sources of liquidity and a brief discussion of any material unused sources of liquidity. If a material deficiency in liquidity is identified, indicate the course of action that the issuer has taken or proposes to take to remedy the deficiency.

(1)     the issuer's material commitments for capital expenditures as of the end of the latest fiscal year and any subsequent interim period and an indication of the general purpose of such commitments and the anticipated sources of funds needed to fulfill such commitments.

The Company has access to capital resources through its authorized stock. Currently the company has only approximately nine million of its authorized five hundred million shares of stock outstanding. Because of the fact that the company's stock in not currently diluted in the market, the selling of the company's stock through this offering is very liquid. We believe that the lack of dilution provides the company the liquidity needs in the short and long term.

No major capital expenditures at the end of the last fiscal year. The company plans to use the funds from this offering to make the acquisitions mentioned in section 6 & 7 of this offering statement.

(c)     Plan of Operations. Issuers (including predecessors) that have not received revenue from operations during each of the three fiscal years immediately before the filing of the offering statement (or since inception, whichever is shorter) must describe, if formulated, their plan of operation for the 12 months following the commencement of the proposed offering. If such information is not available, the reasons for its unavailability must be stated. Disclosure relating to any plan must include, among other things, a statement indicating whether, in the issuer's opinion, the proceeds from the offering will satisfy its cash requirements or whether it anticipates it will be necessary to raise additional funds in the next six months to implement the plan of operations.

The Company's plan for operation in described above in section 6 & 7 of this offering statement. The plan also describes the use of funds obtained through the use of the exemptions provided by this offering statement. To supplement what has been described above the plan of operations will be to initially fund projects that will bring immediate cash to the Company. The company will invest in two music and comedy tours, that are expected to perform in at least five venues in the U.S. The purpose for getting those two project off the ground is that the company will be able to make a return on it invests within the first 90 days creating a must needed cash flow, news for investors, increase the company’s stock price.

After funding the concerts division of the company, the Company expects to purchase movies/documentaries that has already be completed. Management has numerous films/documentaries that has been completed and waiting to be purchased. The company will be looking to purchase approximately three completed products and distribute them in the U.S. and abroad. The reason behind taking this action instead of producing or investing in a new film projects is that the Company is looking for projects that will have the opportunity make money for the Company immediately as opposed to waiting two years to receive profits from a new project. Although the Company expects to invest in new projects, in the short term, the Company will use the funds raised pursuant to this exemption to build a foundation to become a long time player in the entertainment business.

After investing or funding the music, concert division, and obtaining finished product, the Company plans to make a real estate purchase in Los Angeles, California. In expectation of approval of this offering, management has looked for a Company headquarters, in the entertainment capital of the world. Acquiring a location in L.A. will put us in the heart of the entertainment capital, will centralize the Company’s operations, being that the majority of the artists, comedians, and actors, either reside in LA or have a presence in the city. Once the Company has located a building to acquire, we plan to acquire a staff of approximately 10 people. Some would head up the respective divisions, and also look for projects, or concerts to invest in. In addition to staffing the company, management would expand its board of directors, to assist in the management of the company. The prospective members would be entertainment legends from film, music and other facets of the entertainment industry.

The Company expect that this foundation plan would be in place within 6 months after receiving the first two million dollars of the capital requested in this offering. The second phase of operations, would not began until approximately one year from that date that this offering is approved. The Company would expect to build a movie production studio, in the south. The Company expects that the studio will be in Texas, in order to take advantage of the tax credits offered by the state along with the relative inexpensive cost of real estate, as compared to other parts of the country. Upon completion of the movie studio, the Company will then look to invest in new products. The company has contracted with several investment groups, that are willing to invest in new products, share the costs of production, once the company is funded and showing activity.

Upon the exhaustion of the $20,000,000 allowed by this exemption, management believes that amount will meet the Company’s capital requirements, because Spotlight believes that its projects, once funds will maintain the Company and its expenses.

The reason that there have not been any revenues in the years prior to this offering statement, is that the Company has decided to change its business from aviation to entertainment. The change in the primary business of the company required management to shut down operations of the aviation company and reorganize the company to make preparation for the business plan mentioned in this offering statement.

Trend information. The issuer must identify the most significant recent trends in production, sales and inventory, the state of the order book and costs and selling prices since the latest financial year. The issuer also must discuss, for at least the current financial year, any known trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on the issuer's net sales or revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Because of the change in business operations, the issuer has no trend information to provide in this statement.

Item 10. Directors, Executive Officers and Significant Employees

(a)     For each of the directors, persons nominated or chosen to become directors, executive officers, persons chosen to become executive officers, and significant employees, provide the information specified below in substantially the following tabular form

Name	Position:	Age	Term of Office (1)	Approximate hours per week for part-time employees (2)
Executive Officers:
Aaron C. Johnson	Principal Executive Officer Board Member - Chairman Chief of Operations	58	n/a	At least 40 hours
Andre Ligon	General Counsel Principal Accounting Officer Board Member	44	n/a	At least 40 hours
Directors:
Aaron Johnson	Chairman of Bd.
Andre Ligon	Board Member
Significant Employees:
Bishop Perkins	Administrative Officer	57		20 Hours

(1)     Provide the month and year of the start date and, if applicable, the end date. To the extent you are unable to provide specific dates, provide such other description in the table or in an appropriate footnote clarifying the term of office.

If the person is a nominee or chosen to become a director or executive officer, it must be indicated in this column or by footnote.

(2)     For executive officers and significant employees that are working part-time, indicate approximately the average number of hours per week or month such person works or is anticipated to work. This column may be left blank for directors. The entire column may be omitted if all those listed in the table work full time for the issuer.

(3)     Family relationship . State the nature of any family relationship between any director, executive officer, person nominated or chosen by the issuer to become a director or executive officer or any significant employee.

There are no family relationships between the officers of this company

Business experience. Give a brief account of the business experience during the past five years of each director, executive officer, person nominated or chosen to become a director or executive officer, and each significant employee, including his or her principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupations and employment were carried on. When an executive officer or significant employee has been employed by the issuer for less than five years, a brief explanation must be included as to the nature of the responsibilities undertaken by the individual in prior positions to provide adequate disclosure of this prior business experience. What is required is information relating to the level of the employee's professional competence, which may include, depending upon the circumstances, such specific information as the size of the operation supervised.

Aaron C. Johnson

Mr. Johnson has over 30 years in the music business. During the beginning of his music career, he started at an early age playing several instruments and writing and producing music. His career lead him to Los Angeles, where he continued to write, produce, and perform at various venues. Afterwards he became an executive with Universal/Bungalo Records, where he managed, produced and promoted numerous artists and entertainers. It was through Bungalo, that he obtained distribution contacts that are being utilized by Spotlight.

Being in L.A., the entertainment capital of the world, Mr. Johnson met and became familiar with the movie and music business and he has brought that experience and relationships to Spotlight.

Andre' L. Ligon

Mr. Ligon has been a licensed attorney in Texas for over 16 years. He has represented numerous individuals and companies in multiple actions throughout the United States. He has also represented several public companies as general counsel and sometimes outside counsel for the last 10 years.

In addition to representing small and mid-sized public and private companies, Mr. Ligon has represented thousands of individuals in State and Federal Courts in matters ranging from criminal matters, copyright claims, injuries, contract disputes and collections of debts.

He has brought his litigation experience, knowledge of contracts, the financial markets, and general legal knowledge to Spotlight.

(b)     Involvement in certain legal proceedings. Describe any of the following events which occurred during the past five years and which are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the issuer:

A petition under the federal bankruptcy laws or any state insolvency law was filed by of against, or a receiver, fiscal agent or similar officer was appointed by court for the business or property of such person, or any partnership in !which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or

(1)	Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

No director, officer, or manager associated with this Company has any legal proceedings responsive to this request.

Item 11. Compensation of Directors and Executive Officers

(a)     Provide, in substantially the tabular format indicated, the annual compensation of each of the three highest paid persons who were executive officers or directors during the issuer's last completed fiscal year.

Name	Capacities in which compensation was received (e.g., Chief Executive Officer,	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Aaron C. Johnson	Chairman & President	None	None	None
Andre Ligon	General Counsel	None	None	None

(b)     Provide the aggregate annual compensation of the issuer's directors as a group for the issuer's last completed fiscal year. Specify the total number of directors in the group.

The company has not made any payments to its officers at this time. Management, the persons identified above, has gone through the re-structuring process by investing their personal funds to secure a new business plan and direction for the company. Initially the company was an aviation company that was involved in private flights for corporate employees, entertainers, and other high worth individuals. Now the company is an entertainment company involved mainly in the production and distribution of movies and music in the U.S. and Foreign markets.

The company has plans to reimburse management for its capital investments and time invested in the company.

Briefly describe all proposed compensation to be made in the future pursuant to any ongoing plan or arrangement to the individuals specified in paragraphs (a) and (b) of this item. The description must include a summary of how each plan operates, any performance formula r measure in effect (or the criteria used to determine payment amounts), the time periods over which the measurements of benefits will be determined, payment schedules, and any recent material amendments to the plan. Information need not be included with respect to any group life, health, hospitalization, or medical reimbursement plans that do not discriminate in scope, terms or operation in favor of executive officers or directors of the issuer and that are available generally to all salaried employees.

Management proposed compensation in the future will be based on future earning of the company. Management will be compensated every quarter, depending on the revenues of the company per quarter. After management will be reimbursed for the time and expenditures incurred over the past fiscal year, each person listed above will receive compensation based on the company's performance, which will be a fair amount based on the work and time.

Item 12. Security Ownership of Management and Certain Security-holders

(a)     Include the information specified in paragraph (b) of this item as of the most recent practicable date (stating the date used), in substantially the tabular format indicated, with respect to voting securities beneficially owned by:

(1)     all executive officers and directors as a group, individually naming each director or executive officer who beneficially owns more than 10% of any class of the issuer's voting securities;

(2)     any other security holder who beneficially owns more than 10% of any class of the issuer's voting securities as such beneficial ownership would be calculated if the issuer were subject to Rule 13d-3(d)(l) of the Securities Exchange Act of 1934.

(b)	Beneficial Ownership Table:

Title of class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership (2)	Amount and nature of beneficial ownership acquirable	Total Percent of class (3)
Preferred	Aaron C. Johnson	5,100,000 shares of the 10,000,000 preferred stock issued	4,900,000 shares of preferred stock which is outstanding	51%

(1)     The address given in this column may be a business, mailing, or residential address. The address may be included in an appropriate footnote to the table rather than in this column.

(2)     This column must include the amount of equity securities each beneficial owner has the right to acquire using the manner specified in Rule l 3d-3(d)(l ) of the Securities Exchange Act of 1934. An appropriate footnote must be included if the column heading does not sufficiently describe the circumstances upon which such securities could be acquired.

(3)     This column must use the amounts contained in the two preceding columns to calculate the percent of class owned by such beneficial owner.

Item 13. Interest of Management and Others in Certain Transactions

(a)     Describe briefly any transactions or any currently proposed transactions during the issuer's last two completed fiscal years and the current fiscal year, to which the issuer or any of its subsidiaries was or is to be a participant and the amount involved exceeds $50,000 for Tier 1 or the lesser of $120,000 and one percent of the average of the issuer's total assets at year-end for the last two completed fiscal years for Tier 2, and in which any of the following persons had or is to have a direct or indirect material interest, naming the person and stating his or her relationship to the issuer, the nature of the person's interest in the transaction and, where practicable, the amount of such interest:

(1)	Any director or executive officer of the issuer;

(2)	Any nominee for election as a director;

(3)	Any security holder named in answer to Item 12(a)(2);

(4)	If the issuer was incorporated or organized within the past three years, any promoter of the issuer; or

(5)     Any immediate family member of the above persons. An "immediate family member" of a person means such person's child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing such person's household.

Management of the issuer is not involved in any transactions, either directly or indirectly with the issuer, other than the following:

Within the past two years, Andre' L. Ligon General Counsel and Treasurer for the Company, initially was contracted to handle compliance filings for OTC markets, because the issuer is currently listed and traded on the OTC markets under symbol SLCH.

The amount of the transaction is $100,000.00 for legal services rendered to the issuer at managements request.

If any expert named in the offering statement as having prepared or certified any part of the offering statement was employed for such purpose on a contingent basis or, at time of such preparation or certification or at any time thereafter, had a material interest in the issuer or any of its parents or subsidiaries or was connected with the issuer or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee, describe the nature of such contingent basis, interest or connection.

The are no experts named in this offering statement.

Item 14. Securities Being Offered

(a)     If capital stock is being offered, state the title of the class and furnish the following information regarding all classes of capital stock outstanding:

The stock being offered by this statement, is the company's common stock: The stock had no dividends, nor voting rights pursuant to the Articles of Incorporation, which is attached to the offering statement as Exhibit 1. These securities are going to be offered at three dollars per share ($3.00 per share) to potential private investors. There will be no restrictions on the selling of these securities by potential investors.

(1)     Briefly describe potential liabilities imposed on security holders under state statutes or foreign law, for example, to employees of the issuer, unless such disclosure would be immaterial because the financial resources of the issuer or other factors are such as to make it unlikely that the liability will ever be imposed.

The issuer does not foresee any potential liabilities imposed on security holders under state statutes and/or foreign law.

(2)     If preferred stock is to be offered or is outstanding, describe briefly any restriction on the repurchase or redemption of shares by the issuer while there is any arrears in the payment of dividends or sinking fund installments. If there is no such restriction, so state.

No Preferred stock is being offered in this Regulation A plus offering.

(b)	If debt securities are being offered, outline briefly the following:

(1)     Provisions with respect to interest, conversion, maturity, redemption, amortization, sinking fund or retirement.

(2)     Provisions with respect to the kind and priority of any lien securing the issue, together with a brief identification of the principal properties subject to such lien.

(3)	Material affirmative and negative covenants.

No Debt securities are being offered by the company in this statement.

(c)	If securities described are to be offered pursuant to warrants, rights, or convertible securities, state briefly:

(1)	the amount of securities issuable upon the exercise or conversion of such warrants, convertible securities or rights;

(2)	the period during which and the price at which the warrants, convertible securities or rights are exercisable;

(3)	the amounts of warrants, convertible securities or rights outstanding; and

(4)	any other material terms of such securities.

No Securities are being offered by the Company, that would require a response to this section.

(d)     In the case of any other kind of securities, include a brief description with comparable information to that required in (a), (b) and (c) of ltem 14.

No other kinds of securities are being offered by the Company in this offering.

Part F/S

General Rules

(1)     The appropriate financial statements set forth below of the issuer, or the issuer and its predecessors or any businesses to which the issuer is a successor must be filed as part of the offering statement and included in the offering circular that is distributed to investors.

Unless the issuer is a Canadian company, financial statements must be prepared in accordance with generally accepted accounting principles in the United States (US GAAP). If the issuer is a Canadian company, such financial statements must be prepared in accordance with either US GAAP or International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). If the financial statements comply with IFRS, such compliance must be explicitly and unreservedly stated in the notes to the financial statements and if the financial statements are audited, the auditor's report must include an opinion on whether the financial statements comply with IFRS as issued by the IASB.

The issuer may elect to delay complying with any new or revised financial accounting standard until the date that a company that is not an issuer (as defined under section 2(a) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7201(a)) is required to comply with such new or revised accounting standard, if such standard also applies to companies that are not issuers. Issuers electing such extension of time accommodation must disclose it at the time the issuer files its offering statement and apply the election to all standards.

Issuers electing not to use this accommodation must forgo this accommodation for all financial accounting standards and may not elect to rely on this accommodation in any future filings.

SPOTLIGHT CAPITAL HOLDINGS, INC.

BALANCE SHEET

For the interim 2016, the year ended December 31, 2015

and the period from August, 2014 (reorganization) to

December 31, 20141

	2016		2015		2014
	Interim Period as of August 31st, 2016		As of December 2015		August 2014 to December 2014
ASSETS
Cash Accounts
Checking/Savings	$0		$37,057	[2]	$37,943	[3]
Total Cash accounts	$0		$37,057		$37,943
Other Assets	$439,160		$439,160		$335,017	[4]
TOTAL ASSETS	$439,160		$476,217		$372,960
LIABILITIES & EQUITY
Current Liabilities
Loan Payable	$72,960		$72,960		$75,000
Long Term Debt	$300,000	[5]	$300,000		$300,000
Total Liabilities	$372,960		$372,960		$375,000

Stock Holder’s Equity	$66,200	[6]	$103,257		$-2,040
TOTAL LIABILITIES & EQUITY	$439,160		$476,217		$372,960

See: NOTES ON FINANCIAL STATEMENTS

1 See Note 1 NOTES TO FINANCIAL STATEMENTS

2 See Note 10 NOTES TO FINANCIAL STATEMENTS

3 See Note 2, 10 NOTES TO FINANCIAL STATEMENTS

4 See Note 3NOTES TO FINANCIAL STATEMENTS

5 See Note 4 NOTES TO FINANCIAL STATEMENTS and Item 6 of the Offering Circular

6 See Item #4 Paragraph 2

SPOTLIGHT CAPITAL HOLDINGS, INC.

PROFIT AND LOSS STATEMENT (UNAUDITED)

For the interim 2016, the year ended December 31, 2015 and the period from August 14, 2014 (reorganization) to

December 31, 2014

	January to August 31, 2016		January to December 31, 2015	August 2014 (Re-Organization) to December 2014
INCOME FROM OPERATIONS	$0	[7]	$0	$0	[8]
EXPENSES
Advertising/New wires	$600		$800	$1,050
Transfer Agent Fees	$1,800		$7,000	$7,400
Office Equipment	$1,872		$2,500	$2,500
Legal Fees	$90,000	[9]	$230,000	$182,500
Music/Concert Division Costs	$0	[10]	$0	$10,500
Rent	$3,600		$5,000	$5,000
Travel	$8,000		$8,000	$11,750
Total Expenses	$110,072		$255,800	$204,983
NET INCOME or (Loss)	$(110,072)		$(255,800)	$(204,983)

7 See note 6 of NOTES TO FINANCIAL STATEMENTS and section 6 of the Offering Statement

8 See Note 7 of NOTES TO FINANCIAL STATEMENTS and Item #9 (a) of the Offering Statement

9 See Note 8 of NOTES TO FINANCIAL STATEMENTS and Item 6d of the Offering Statement

10 See Note 9 of NOTES TO FINANCIAL STATEMENTS and Item 6c of the Offering Statement

SPOTLIGHT CAPITAL HOLDINGS, INC.

STATEMENT OF REVENUE AND EXPENSES

(CASH FLOW STATEMENT - UNAUDITED)

For the interim 2016, the year ended December 31, 2015

and the period from August 14, 2014(reorganization) to

December 31, 2014

	2016	2015		2014
	For interim period January 1st, 2016 - August 31st, 2016	From January - December 31st, 2015		From Aug 14, 2014 (reorganization) - December 31st, 2014

Revenue
Total Revenue	0	$37,057	[11]	$37,943	[12]
EXPENSES
Legal Fees (Deferred)	$90,000	$230,000		$180,000
Office expense (Deferred)	$1,872	$2,500		$2,500
Travel Expenses	$8,000	$8,000		$11,750
Organization costs (Ibid)	$10,200	$15,300		$26,450
Total expenses	$110,072	$255,800		$220,700
NET INCOME OR (LOSS)	$(110,072)	$(242,043)		$(257)

11 See Note 7 of Notes to Financial Statements

12 See Note 7 of Notes to Financial Statements

SPOTLIGHT CAPITAL HOLDINGS, INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

(UNAUDITED)

From Reorganization in August 2014 to December 31st , 2014,

for Fiscal Year 2015, and Interim period 2016

	Company Assets		Company Debt	Total value Shareholder’s Equity
Dec. 31st, 2014	$372,960		$375,000	$(2,040)
Dec 31st, 2015	$476,217	[13]	$372,960	$103,257
Interim 2016 (August 31st, 2016)	$439,160	[14]	$372,960	$66,200

13 See Note 11 of NOTES TO FINANCIAL STATEMENTS

14 See Note 10 of NOTES TO FINANCIAL STATEMENTS

SPOTLIGHT CAPITAL HOLDINGS INC

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

Financial Statements

The Financial Statements attached above are unaudited statements of the Company’s financial structure after reorganization

Management’s discussion and analysis or plan of operation.

Currently the company is undergoing a re-structuring process. The Financial Statements show minimal activity because the new management resolved multiple issues that the company had in the past that prevented the company from operating as planned. The company is making plans to start its new operations in January of 2017.

The Company’s business plan has moved from aviation to entertainment. Because of the new business plan, the Company now has new management that is resolving the issues that resulted in the Company’s inactivity during the last year.

Because of the re-structuring and change of focus for the Company, the Financial Statements for this year and next fiscal year will show minimal activity, until the foundation for operations are established during the 2017 fiscal year.

Although the Company hasn’t generated earnings from operations, Spotlight obtained funds for operations, from a loan in the amount of $75,000.00. The funds were used to set up the foundation for operations. The Company is using the funds to pay expenses associated with setting up distribution channels, movie production partners, and contracting with music and comedy artists that are prepared to go on tour in 2017.

Once funding is received through the Regulation A Plus Offering, the Company will then be prepared to execute its business plan.

SPOTLIGHT CAPITAL HOLDINGS INC

NOTES TO FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America(US GAAP).

Impairment of Long-Lived Assets

The Company reviews its real estate for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. When recovery is reviewed, if the UN-discounted cash flows estimated to be generated by the Property are less than its carrying amount, management compares the carrying amount of the Property to its fair value in order to determine whether an impairment loss has occurred. The amount of the impairment loss is equal to the asset’s carrying value over its estimated value. No impairment loss has been recognized since inception.

Deferred Financing Costs

The costs of obtaining the real estate loan have been capitalized. The financing costs are amortized over the term of the loan using a straight-line method.

Accounting principles generally accepted in the United States of America require that the effective yield method be used to amortize financing costs; however, the effect of using the straight-line method is not materially different from the results that would have been obtained under the effective yield method.

SPOTLIGHT CAPITAL HOLDINGS INC

NOTES TO FINANCIAL STATEMENTS

Deferred Syndication Costs

The costs incurred pursuant to raising additional capital through a Regulation A offering under the Securities Act of 1933 have been deferred. Upon completion of the offering, all syndication costs will be deducted from the proceeds received.

Income Taxes

The Company is required to file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no other tax positions which must be considered for disclosure.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. Cash Accounts

In 2014, the Company obtained a loan from Aaron C. Johnson in the amount of $75,000.00. Funds were used by the Company in order to execute the Company’s new business which changed from Aviation to Entertainment. The balances from that loan are reflected in the balance sheet.

SPOTLIGHT CAPITAL HOLDINGS INC

NOTES TO FINANCIAL STATEMENTS

NOTE 3. Assets

The assets of the Company consists of a commercial airplane in the company’s inventory leftover from the Aviation operations. In addition to the airplane, the Company has a soundtrack for a movie that will be released in 2017. The value of the soundtrack in included in that number projected on assets.

NOTE 4. Long Term Debt

The Company has limited amount of long term debt. The Company currently owes Ken Farino $300,000 USD for the commercial plane identified in note 3. The company expects to satisfy this debt out of the proceeds from this offering.

NOTE 5. Shareholder Equity

Because the Company has been going thorough its re-organization process, the company has had minimum activities which has affected its stock price and subsequently shareholder equity. In 2015, the Company’s news of its restructuring efforts caused the stock price to move to a high of .0289, which increased the shareholder’s equity.

Capital Structure

The capital structure of the Company has remained that same since 2014, when the Company authorized a 50 to 1 reverse split. The Company expects the Capital Structure to change after the approval of the Regulation A Plus offering statement, which will allow the Company to raise money through the issuance of its stock.

SPOTLIGHT CAPITAL HOLDINGS INC

NOTES TO FINANCIAL STATEMENTS

NOTE 6: INCOME FROM OPERATIONS

Since the Company has changed its focus from its non-profitable aviation operations to entertainment, Spotlight has not earned any money from new operations. Money has been expended to set up operations and projects for 2017.

Note 7: NOTE ON CASH FLOW STATEMENTS

As mentioned in Note 2 above, the 75,000 dollar loan achieved by the Chairman and CEO, Aaron Johnson, is reflected here in 37,943 spent on behalf of the company in 2014, and the balance of 37,057 used in 2015 to defer costs incurred during the re-organization of the company.

NOTE 8: LEGAL FEES

The legal fees that were incurred to resolve the issues of the company prior to new management changing the business plan and focus of the company, fee incurred changing the financial structure of the company, and preparing this offering of other legal matters were invoiced but have not been paid by the Company. The Company expects to satisfy the legal fees out of the proceeds of this offering.

NOTE 9. MUSIC DIVISION AND COSTS

The Company paid monies in order to reserve talented musical group and a comedy tour, expected to start earning proceeds for the Company in 2017. The Company will use some funds raised from this offering to acquire the venues for the tours mentioned in this note.

SPOTLIGHT CAPITAL HOLDINGS INC

NOTES TO FINANCIAL STATEMENTS

NOTE 10. ASSETS

The figures contained in this item is based on the appreciation of the airplane mentioned in note 3, along with the soundtrack that was early released for 2015.

NOTE 11. ASSETS

The figures contain in this item consists of the plane mentioned in note 3 & 10, and also contains the soundtrack that depreciated during the 2016 year. The reason for the decrease in value of the soundtrack was the delayed release of the movie “Tied in Knots”, which is attached to the soundtrack

SPOTLIGHT CAPITAL HOLDINGS INC

NOTES TO FINANCIAL STATEMENTS

 Officer Certification

I, Aaron C. Johnson, President of Spotlight Capital Holdings, Inc. (the “Company”) and Andre’ L. Ligon, General Counsel certify that:

1.	I have reviewed the Unaudited Financial Statements of the Company for the period ended December 31, 2014 and December 31, 2015, and interim statements for the fiscal year of 2016.

2.

Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement;

3.

Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this disclosure statement.

Date: August 20, 2016

/s/ Aaron C. Johnson

President of Spotlight Capital Holdings, Inc.

/s/ Andre’ L. Ligon

General Counsel

NOTE: SUBSEQUENT EVENTS

Events that occur after the balance sheet date but before the financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that exist at the balance sheet date are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after the balance sheet date require disclosure in the accompanying notes. Management evaluated the activity of the entity through January 25, 2016 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the financial statements.

PART Ill-EXHIBITS

Item 16.     Index to Exhibits

EXHIBIT LIST

 1A - 2 First Amended and Restated Articles of Incorporation August 28, 2014

*Charter and By-Laws of Spotlight Capital Holdings, INC

1A - 7 Resolution to Reverse Shares of Common Stock

1A - 12 Opinion re Legality

1A - 14 Appointment of Agent of Service

Item 17.     Description of Exhibits

Exhibit 1A - 2 is the latest amended articles of incorporation and the By-Laws of the corporation. The articles of incorporation attached changes the name of the company from AvStar Aviation Group, Inc. to Spotlight Capital holdings, Inc. The bylaws outline the working rules of the corporation.

Exhibit 1A - 7 Is a resolution authorizing reverse split of common stock of the company, which results in the current attractive capital structure.

Exhibit 1A - 12 is the legal opinion of outside counsel that discusses the trade-ability of the stock being offered by the company pursuant to the JOBS Act.

Exhibit 1A - 14 is a resolution of the Company appointing General counsel, Andre' L. Ligon, as the agent of service for the corporation.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1 -A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on September 26th, 2016. This offering statement has been signed by the following persons in the capacities and on the dates indicated.

 (Exact name of issuer as specified in its charter) Spotlight Capital Holdings, Inc.

By (Signature and Title)	/s/ Aaron C. Johnson September 26th, 2016

Printed Name, Position	Aaron C. Johnson, Principal Executive Officer

/s/ Aaron C. Johnson September 26th, 2016

Aaron C. Johnson, Chairman of the Board

/s/ Aaron C. Johnson September 26th, 2016

Aaron C. Johnson, Board Member

/s/ Andre L. Ligon September 26th, 2016

Andre' L. Ligon, General Counsel

/s/ Andre L. Ligon September 26th, 2016

Andre' L. Ligon, Principal Accounting Officer

/s/ Andre L. Ligon September 26th, 2016

Andre' L. Ligon, Board Member